Exhibit 5.2 Baker & McKenzie LLP 2300 Trammell Crow Center 2001 Ross Avenue Dallas, Texas 75201, USA Tel: +1 214 978 3000 Fax: +1 214 978 3099 www.bakernet.com
Asia Pacific Bangkok Beijing Hanoi Ho Chi Minh City Hong Kong	October 26, 2010 RadiSys Corporation 5445 NE Dawson Creek Drive Hillsboro, Oregon 97124

Jakarta

Kuala Lumpur

Manila

Melbourne

Shanghai

Singapore

Sydney

Taipei

Tokyo

Europe &

Middle East

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Bologna

Brussels

Budapest

Cairo

Düsseldorf

Frankfurt / Main

Geneva

Kyiv

London

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

North & South

America

Bogotá

Brasilia

Buenos Aires

Calgary

Caracas

Chicago

Dallas

Guadalajara

Houston

Juarez

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre

Rio de Janeiro

San Diego

San Francisco

Santiago

Sao Paulo

Tijuana

Toronto

Valencia

Washington, DC

Ladies and Gentlemen,

We have acted as securities counsel to RadiSys Corporation, an Oregon corporation (the “Company”), in connection with the filing under the Securities Act of 1933, as amended (the “Securities Act”), of the registration statement on Form S-3 (the “Registration Statement”) to be filed on or about the date hereof by the Company with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the following securities: (i) unsecured debt securities of the Company, in one or more series (the “Debt Securities”), which may be issued under (x) a base indenture between the Company and a trustee designated therein (the “New Indenture”), as supplemented by a supplemental indenture, or (y) the Indenture dated February 12, 2008, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee (the “2008 Indenture,” and together with the New Indenture, the “Indenture”), as supplemented by a supplemental indenture, (ii) preferred stock of the Company, in one or more series (the “Preferred Stock”), (iii) common stock of the Company, par value $0.01 per share (the “Common Stock”), (iv) warrants (the “Warrants”) to purchase Debt Securities, Preferred Stock or Common Stock of the Company, which may be issued pursuant to one or more warrant agreements proposed to be entered into between the Company and a warrant agent or agents to be named, to be sold separately or with Debt Securities, Preferred Stock, Common Stock or other securities of the Company, (v) fractional shares of the Company’s Preferred Stock represented by depositary shares (the “Depositary Shares”), evidenced by depositary receipts (the “Depositary Receipts”), which may be issued pursuant to one or more deposit agreements proposed to be entered into between the Company and a bank or trust company to be named (each, a “Deposit Agreement”), and (vi) units of securities of the Company (the “Units”) consisting of one or more Warrants, Debt Securities, debt obligations of third parties, including United States treasury obligations, Common Stock, Preferred Stock, Depositary Shares, or any combination thereof (such Debt Securities, Warrants, Depositary Shares and Units are collectively referred to herein as the “Offered Securities”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act for an aggregate offering price of up to $100,000,000.00.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Second Restated Articles of Incorporation and amendments thereto, as amended by Articles of Amendment, and the Restated Bylaws of the Company, each as

Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.

amended to the date hereof (the “Charter Documents”), (ii) resolutions adopted by the board of directors of the Company (the “Resolutions”), (iii) the form of the New Indenture included as an exhibit to the Registration Statement, (iv) the 2008 Indenture included as an exhibit to the Registration Statement, (v) the form of the Registration Statement and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so and (v) any document under which, if applicable, the Offered Securities may be issued have been or will have been duly authorized, executed and delivered (other than on behalf of the Company) by persons with authority to sign in such capacity.

Based on the foregoing, we are of the opinion that:

1. Debt Securities. When the Registration Statement has become effective under the Securities Act, the Indenture relating to the Debt Securities, as supplemented by a supplemental indenture, has been duly authorized, executed and delivered by each of the parties thereto in accordance with applicable law and substantially in the form filed as an exhibit to the Registration Statement, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture, as supplemented by a supplemental indenture, and the Debt Securities have been duly executed and authenticated in accordance with the Indenture, as supplemented by a supplemental indenture, and issued and sold as contemplated in the Registration Statement and all of the foregoing actions are taken pursuant to authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Debt Securities will constitute valid and legally binding obligations of the Company.

2. Warrants. When the Registration Statement has become effective under the Securities Act, the warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered in accordance with applicable law and substantially in the form to be filed as an exhibit to the Registration Statement, the terms of the Warrants and of their issuance and sale have been duly established in accordance with applicable law and in conformity with the Warrant Agreement and the Warrants have been duly executed and countersigned in accordance with applicable law and the Warrant Agreement and issued and sold as contemplated in the Registration Statement and the Warrant Agreement, and all of the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrants will constitute valid and legally binding obligations of the Company.

3. Depositary Shares. When the Registration Statement has become effective under the Securities Act, the Deposit Agreement to be entered into between the Company and a bank or trust company selected by the Company to act as depositary thereunder (the “Depositary”) has been duly authorized, executed and delivered in accordance with applicable law and substantially in the form to be filed as an exhibit to the Registration Statement, the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with applicable law and the Deposit Agreement, the Preferred Stock represented by the Depositary Shares has been duly authorized, validly issued, fully paid and non-assessable in accordance with applicable law and delivered to the Depositary and the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with applicable law and the Deposit Agreement and issued against deposit of the Preferred Stock and issued and sold as contemplated by the Registration Statement and the Deposit Agreement, and all of the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Depositary Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Deposit Agreement.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Offered Security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles, and (ii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Debt Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

The foregoing opinions are limited in all respects to the corporate laws of the State of New York and the federal laws of United States of America, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws, and we do not express any opinions as to the laws of any other jurisdiction. With respect to all matters of Oregon law, we note that you are being provided with the opinion, dated on or about the date hereof, of Stoel Rives LLP, Oregon counsel to the Company. For purposes of our opinion, we have assumed that the Company has been duly incorporated and is a validly existing corporation under the laws of Oregon and that, where applicable, the issuance or delivery by the Company of any Offered Securities will be duly authorized, executed, authenticated, issued and delivered by the Company in accordance with Oregon law and pursuant to the authority granted in the Resolutions and that the authority granted in the Resolutions will remain in effect at all relevant times. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect, and to the facts as they presently exist. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Offered Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the SEC issued thereunder.

Very truly yours,

/s/ Baker & McKenzie

Baker & McKenzie LLP